EXHIBIT 99.1

Harvard Bioscience Announces Jeffrey A. Duchemin as New CEO

HOLLISTON, Mass., Aug. 27, 2013 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer, and marketer of a broad range of tools to advance life science research and regenerative medicine, today announced that its Board of Directors has hired Jeffrey A. Duchemin, a veteran life science executive, as Harvard Bioscience's Chief Executive Officer. David Green, who has served as Harvard Bioscience's interim Chief Executive Officer since May 15, 2013, has resigned from that interim position and will continue in his capacity as the President of Harvard Bioscience until the completion of the Company's spin-off of its regenerative medicine subsidiary.

Earl Lewis, Chairman of Harvard Bioscience's Board of Directors, commented, "Mr. Duchemin is a proven global executive with extensive experience in the fields of life science research, diagnostic and medical devices. The Board of Directors is excited to have Jeff join Harvard Bioscience and is looking forward to working with him to bring further success to the Company."

David Green, the Company's President, added, "As a co-founder of Harvard Bioscience, and having been its President for over 17 years, I am very pleased to introduce Jeff as the Company's new CEO. I am one of the Company's largest shareholders and I have great confidence that Jeff can lead Harvard Bioscience to the next level of growth and value creation for all our shareholders."

Jeffrey Duchemin stated, "I'm thrilled to join the Harvard Bioscience team and look forward to leading the company to increased shareholder value through acquisitions, greater growth in expanding foreign markets, enhanced sales and marketing efforts and continued internal product development."

Prior to joining Harvard Bioscience, Mr. Duchemin spent 16 years with Becton Dickinson ("BD") in progressive sales, marketing and executive leadership positions across BD's three business segments; BD Medical Systems, BD Diagnostic Systems, and BD Biosciences. In October 2012 BD Biosciences, Discovery Labware was acquired by Corning Life Sciences. Mr. Duchemin was a Global Business Director for Corning Life Sciences until his recent departure to Harvard Bioscience.   He is a transformational leader with demonstrated business results. The depth of his experience spans across a broad range of life science research and medical device products resulting in growth on a global basis. Mr. Duchemin earned an M.B.A. from Southern New Hampshire University and a B.S. in Accounting from the University of Massachusetts Dartmouth.

About Harvard Bioscience

Harvard Bioscience ("HBIO") is a global developer, manufacturer and marketer of a broad range of specialized products, primarily apparatus and scientific instruments, used to advance life science research and regenerative medicine. Our products are sold to thousands of researchers in over 100 countries primarily through our 850 page catalog (and various other specialty catalogs), our website, through distributors, including GE Healthcare, Thermo Fisher Scientific and VWR, and via our field sales organization. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden and Spain with additional facilities in France and Canada. For more information, please visit our website at www.harvardbioscience.com.

The Harvard Bioscience, Inc. logo is available at  http://www.globenewswire.com/newsroom/prs/?pkgid=6426

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the appointment of Mr. Jeffrey Duchemin as Harvard Bioscience's new Chief Executive Officer. These statements involve risks and uncertainties, including among other things, market conditions that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release. Harvard Bioscience expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

CONTACT: Jeff Duchemin, CEO
         jduchemin@harvardbioscience.com

         David Green, President
         dgreen@harvardbioscience.com

         Tom McNaughton, CFO
         tmcnaughton@harvardbioscience.com

         Tel: 508 893 8999
         Fax: 508 892 6135